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                                                                   EXHIBIT 5(a)

                               PATTON BOGGS LLP
                              1660 Lincoln Street
                                  Suite 1900
                            Denver, Colorado  80264

                                (303) 830-1776

                               January 12, 2000

ClearWorks.net, Inc.
2450 Fondren, Suite 200
Houston, Texas 77063

Gentlemen and Ladies:

        We have acted as counsel for ClearWorks.net, Inc., a Delaware corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the transfer of 4,183,334 shares of the Company's $.001 par value common stock (the "Common Stock") by an entity that currently has the right to become a stockholder of the Company (the "Selling Stockholder"). The Selling Stockholder may become a common stockholder of the Company upon the conversion or exercise of securities acquired by it in a private placement transaction (the "Private Placement") pursuant to exemptions from federal and state registration requirements. In the Private Placement, the Selling Stockholder received (1) $3,000,000 total face value convertible debentures (the "Debentures"), (2) warrants to purchase up to 210,000 shares of common stock (the "Warrants"), and (3) a conditional warrant (the "Conditional Warrant") pursuant to which the Selling Stockholder has the right to acquire
(i) an additional $2,000,000 total face value of Debentures, and (ii) additional warrants to purchase up to 140,000 shares of common stock.

        The shares of common stock that may be sold by the Selling Stockholder pursuant to the Registration Statement consist of (A) 2,000,000 shares issuable upon conversion of currently outstanding Debentures, (B) 210,000 shares issuable upon the exercise of currently outstanding Warrants,
(C) 1,333,334 shares issuable upon the conversion of Debentures which the Selling Stockholder has the right to acquire pursuant to the Conditional Warrant, (D) 140,000 shares issuable upon the exercise of Warrants which the Selling Stockholder has the right to acquire pursuant to the Conditional Warrant, and (E) up to 500,000 shares that may be issued to pay interest on the Debentures or that may be required to be issued if the conversion price of the Debentures falls below $1.50 per share. The shares of Common Stock that may be issued to pay interest on the Debentures or that may be required to be issued if the conversion price falls below $1.50 per share are referred to as the "Additional Shares".

        We have examined the Certificate Of Incorporation and the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

        Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that (i) the shares of Common Stock to be issued upon the conversion, if any, of the Debentures will have been legally issued and will constitute fully paid and non-assessable shares of the Company's Common Stock, (ii) the shares to be issued upon the exercise, if any, of the Warrants will have been legally issued and will constitute fully paid and non-assessable shares of the Company's Common Stock, and (iii) the Additional Shares, if and when

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issued as described in the Registration Statement, will have been legally issued and will constitute fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

        This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                       Very truly yours,

                                       /s/ PATTON BOGGS LLP

                                           PATTON BOGGS LLP

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